Table of Contents

Filed pursuant to Rule 424(b)(3)

Under the Securities Act of 1933, as amended

Registration No. 333-272197

PROSPECTUS

17,857,143 Shares of Common Stock

Pursuant to this prospectus, the selling stockholder identified herein is offering on a resale basis an aggregate of 17,857,143 shares of common stock, par value $0.001 per share, of Sunshine Biopharma, Inc., of which (i) 2,450,000 shares are issued and outstanding, (ii) 3,502,381 shares are issuable upon exercise of pre-funded warrants, or the Pre-Funded Warrants, each exercisable into one share of common stock at an exercise price per share of $0.001, without expiration, and (iii) 11,904,762 shares are issuable upon exercise of common warrants, or the Common Warrants, each exercisable into one share of common stock at an exercise price per share of $0.59, expiring on November 16, 2028. We refer to the Pre-Funded Warrants and the Common Warrants, collectively, as the Private Placement Warrants. The outstanding shares of common stock and the Private Placement Warrants were issued to the selling stockholder in connection with a private placement we completed on May 16, 2023, or the Private Placement. We will not receive any of the proceeds from the sale by the selling stockholder of the common stock. Upon any exercise of the Private Placement Warrants by payment of cash, however, we will receive the exercise price of the Private Placement Warrants (less a 10% fee to be paid to the placement agent for the Private Placement).

The selling stockholder may sell or otherwise dispose of the common stock covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the selling stockholder may sell or otherwise dispose of the common stock covered by this prospectus in the section entitled “Plan of Distribution” on page 8. Discounts, concessions, commissions and similar selling expenses attributable to the sale of common stock covered by this prospectus will be borne by the selling stockholder. We will pay all expenses (other than discounts, concessions, commissions and similar selling expenses) relating to the registration of the common stock with the Securities and Exchange Commission, or the SEC.

You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our common stock.

Our common stock is listed on The Nasdaq Capital Market under the symbol “SBFM.” On May 24, 2023, the last reported sale price for our common stock was $0.60 per share.

Investing in our common stock involves substantial risk. Please read “Risk Factors” beginning on page 4 of this prospectus and in the documents we incorporate by reference.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 5, 2023.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the SEC pursuant to which the selling stockholder named herein may, from time to time, offer and sell or otherwise dispose of the shares of our common stock covered by this prospectus. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or shares of common stock are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in this prospectus, including the documents incorporated by reference therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under “Where You Can Find More Information” and “Information Incorporated by Reference” in this prospectus.

We have not authorized anyone to give any information or to make any representation to you other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any of our shares of common stock other than the shares of our common stock covered hereby, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about, and to observe, any restrictions as to the offering and the distribution of this prospectus applicable to those jurisdictions.

As used in this prospectus and unless otherwise indicated, the terms “we,” “us,” “our,” “Sunshine Biopharma,” or the “Company” refer to Sunshine Biopharma, Inc. and its wholly owned subsidiaries.

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SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus and in the documents we incorporate by reference into this prospectus. The summary is not complete and does not contain all of the information that you should consider before investing in our common stock. After you read this summary, you should read and consider carefully the entire prospectus and any prospectus supplement and the more detailed information and financial statements and related notes that are incorporated by reference into this prospectus and any prospectus supplement. If you invest in our shares, you are assuming a high degree of risk.

About Us—Business Overview

Sunshine Biopharma Inc. is a pharmaceutical company offering and researching life-saving medicines in a wide variety of therapeutic areas, including oncology and antivirals. In addition to our own drug development operation, we conduct our operations through two wholly owned subsidiary companies including Nora Pharma Inc., a Canadian corporation with a portfolio consisting of 50 prescription drugs on the market in Canada and 28 additional drugs scheduled to be launched in 2023 and 2024, and Sunshine Biopharma Canada Inc., a Canadian corporation which develops and sells OTC supplements.

Corporate Information

Our principal executive offices are located at 6500 Trans-Canada Highway, 4th Floor, Pointe-Claire, Quebec, Canada H9R 0A5, and our telephone number is (514) 426-6161. Our website address is www.sunshinebiopharma.com. Information on our website is not part of this prospectus.

Private Placement

On May 12, 2023, the Company entered into a securities purchase agreement, or the Purchase Agreement, with the selling stockholder, pursuant to which the Company issued and sold, (i) 2,450,000 shares of common stock, (ii) Pre-Funded Warrants to purchase up to 3,502,381 shares of common stock and (iii) Common Warrants to purchase up to 11,904,762 shares of common stock. Each share of common stock and accompanying two Common Warrants were sold together at a combined offering price of $0.84, and each Pre-Funded Warrant and accompanying two Common Warrants were sold together at a combined offering price of $0.839. Subject to certain ownership limitations, the Private Placement Warrants are exercisable upon issuance. Each Pre-Funded Warrant is exercisable into one share of common stock at an exercise price per share of $0.001 (as adjusted from time to time in accordance with the terms thereof) and does not expire. Each Common Warrant is exercisable into one share of common stock at an exercise price per share of $0.59 (as adjusted from time to time in accordance with the terms thereof) and will expire five and a half years from the date of issuance. In connection with the Private Placement, the Company engaged Aegis Capital Corp. to serve as exclusive placement agent. The Private Placement closed on May 16, 2023.

The issuance and sale of the shares of common stock and the Private Placement Warrants pursuant to the Purchase Agreement and the issuance and sale of the shares of common stock issuable upon exercise of the Private Placement Warrants were not registered under the Securities Act of 1933, as amended, or the Securities Act, and were offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder.

In connection with the Purchase Agreement, on May 12, 2023, the Company entered into a registration rights agreement with the selling stockholder. Pursuant to the registration rights agreement, the Company agreed to file a registration statement on Form S-3 for the resale by the selling stockholder of the outstanding shares of common stock that were issued pursuant to the Private Placement, and the shares of common stock issuable upon exercise of the Private Placement Warrants, within 15 days from the closing of the Private Placement.

We are filing the registration statement of which this prospectus forms a part to satisfy our obligations under the registration rights agreement.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act. Forward-looking statements give current expectations or forecasts of future events or our future financial or operating performance. We may, in some cases, use words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of those terms, and similar expressions that convey uncertainty of future events or outcomes to identify these forward-looking statements.

These forward-looking statements reflect our management’s beliefs and views with respect to future events, are based on estimates and assumptions as of the date of this prospectus and are subject to risks and uncertainties, many of which are beyond our control, that could cause our actual results to differ materially from those in these forward-looking statements. We discuss many of these risks in greater detail in this prospectus under “Risk Factors” and in our Annual Report on Form 10-K filed with the SEC on April 4, 2023, as well as those described in the other documents we file with the SEC. Moreover, new risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by applicable laws or regulations.

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RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties discussed below, as well as those under the heading “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2022 as filed with the SEC, and as incorporated by reference in this prospectus, as the same may be amended, supplemented or superseded by the risks and uncertainties described under similar headings in the other documents that are filed by us after the date hereof and incorporated by reference into this prospectus. Please also read carefully the section above titled “Special Note Regarding Forward-Looking Statements.”

The sale of a substantial amount of our common stock, including resale of the shares of common stock held by the selling stockholder in the public market, could adversely affect the prevailing market price of our common stock.

We are registering for resale 17,857,143 shares of common stock, including 15,407,143 shares of common stock issuable upon the exercise of Private Placement Warrants held by the selling stockholder. Sales of substantial amounts of our common stock in the public market, or the perception that such sales might occur, could adversely affect the market price of our common stock. We cannot predict if and when the selling stockholder may sell such shares in the public market.

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USE OF PROCEEDS

We will not receive any of the proceeds from any sale or other disposition of the shares of common stock covered by this prospectus. All proceeds from the sale of the shares will be paid directly to the selling stockholder. We will receive proceeds upon the cash exercise of the Private Placement Warrants, however. Assuming full cash exercise of the Private Placement Warrants, we would receive gross proceeds of approximately $7.0 million (prior to deducting a 10% fee payable to the placement agent). We currently intend to use any net proceeds from Private Placement Warrant exercises for our drug development activities and general corporate purposes, including working capital.

To the extent the resale of the shares of common stock underlying the Common Warrants is registered under the Securities Act and there is a prospectus available for such registered resale, holders of Common Warrants are required to pay the exercise price for the Common Warrants in cash. If no such registration statement and prospectus are available following November 16, 2023, the Common Warrants may be exercised through cashless exercise, where the holder of the Common Warrant receives fewer shares upon exercise of its Common Warrant but does not pay the Company any cash to exercise the Common Warrant.

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SELLING STOCKHOLDER

The shares of common stock being offered by the selling stockholder are those previously issued to the selling stockholder, and those issuable to the selling stockholder, upon exercise of the Private Placement Warrants. For additional information regarding the issuances of those shares of common stock and Private Placement Warrants, see the description of the Private Placement in “Summary - Private Placement” above. We are registering the shares of common stock in order to permit the selling stockholder to offer the shares for resale from time to time. The selling stockholder has not had any material relationship with us within the past three years. The selling stockholder is not a broker-dealer or an affiliate of a broker-dealer.

The table below sets forth the name of the selling stockholder and other information regarding the beneficial ownership of the shares of common stock by the selling stockholder. The second column lists the number of shares of common stock beneficially owned by the selling stockholder, based on its ownership of the shares of common stock and warrants, as of May 23, 2023, assuming exercise of the warrants (including the Private Placement Warrants) held by the selling stockholder on that date, without regard to any limitations on exercises.

The third column lists the shares of common stock being offered by this prospectus by the selling stockholder.

In accordance with the terms of a registration rights agreement with the selling stockholder, this prospectus generally covers the resale of the sum of (i) the number of shares of common stock issued to the selling stockholder in the description of the Private Placement referenced above and (ii) the maximum number of shares of common stock issuable upon exercise of the related Private Placement Warrants, determined as if the outstanding Private Placement Warrants were exercised in full as of the trading day immediately preceding the date this registration statement was initially filed with the SEC, without regard to any limitations on the exercise of the Private Placement Warrants. The fourth column assumes the sale of all of the shares offered by the selling stockholder pursuant to this prospectus.

Under the terms of the Private Placement Warrants, the selling stockholder may not exercise the Private Placement Warrants to the extent such exercise would cause such selling stockholder, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 4.99% or 9.99% of our then outstanding common stock following such exercise, excluding for purposes of such determination shares of common stock issuable upon exercise of the Private Placement Warrants which have not been exercised. The number of shares in the second column does not reflect this limitation. The selling stockholder may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Selling stockholder	Number of Shares of Common Stock Owned Prior to Offering (1)		Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus		Number of Shares of Common Stock Owned After Offering (2)		Percentage of Outstanding Common Stock Owned After the Offering (7)
Armistice Capital, LLC (3)	25,837,193	(4)	17,857,143	(5)	7,980,050	(6)	16.6%

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(1)	Under applicable SEC rules, a person is deemed to beneficially own securities which the person has the right to acquire within 60 days through the exercise of any option or warrant or through the conversion of a convertible security. Also under applicable SEC rules, a person is deemed to be the “beneficial owner” of a security with regard to which the person directly or indirectly, has or shares (a) voting power, which includes the power to vote or direct the voting of the security, or (b) investment power, which includes the power to dispose, or direct the disposition, of the security, in each case, irrespective of the person’s economic interest in the security. To our knowledge, subject to community property laws where applicable, the selling stockholder named in the table has sole voting and investment power with respect to the common stock shown as beneficially owned by the selling stockholder, except as otherwise indicated in the footnotes to the table.

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(2)	Represents the amount of shares that will be held by the selling stockholder after completion of this offering based on the assumptions that (a) all common stock underlying Private Placement Warrants registered for sale by the registration statement of which this prospectus is part will be sold and (b) no other shares of common stock are acquired or sold by the selling stockholder prior to completion of this offering. However, the selling stockholder may sell all, some or none of such shares offered pursuant to this prospectus and may sell other shares of common stock that they may own pursuant to another registration statement under the Securities Act or sell some or all of their shares pursuant to an exemption from the registration provisions of the Securities Act, including under Rule 144.

(3)	The securities are directly held by Armistice Capital Master Fund Ltd., a Cayman Islands exempted company (the “Master Fund”), and may be deemed to be beneficially owned by: (i) Armistice Capital, LLC (“Armistice Capital”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. The warrants are subject to a beneficial ownership limitation of 4.99% or 9.99%, which such limitation restricts the selling stockholder from exercising that portion of the warrants that would result in the selling stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. The amounts and percentages in the table do not give effect to the beneficial ownership limitations. The address of the Master Fund is c/o Armistice Capital, LLC, 510 Madison Ave, 7th Floor, New York, NY 10022.

(4)	Ownership prior to the offering represents (i) 2,450,000 shares of common stock, (ii) 3,502,381 shares of common stock issuable upon exercise of Pre-Funded Warrants, (iii) 11,904,762 shares of common stock issuable upon exercise of Common Warrants, and (iv) 7,980,050 shares of common stock issuable upon exercise of other warrants. The Pre-Funded Warrants, Common Warrants and other warrants are each subject to certain beneficial ownership limitations that prohibit the Master Fund from exercising any portion of them if, following such exercise, the Master Fund’s ownership of our common stock would exceed the relevant warrant’s ownership limitation.

(5)	Represents (i) 2,450,000 shares of common stock, (ii) 3,502,381 shares of common stock issuable upon exercise of Pre-Funded Warrants, and (iii) 11,904,762 shares of common stock issuable upon exercise of Common Warrants. The Pre-Funded Warrants and Common Warrants are each subject to certain beneficial ownership limitations that prohibit the Master Fund from exercising any portion of them if, following such exercise, the Master Fund’s ownership of our common stock would exceed the relevant warrant’s ownership limitation.

(6)

Following the offering, the selling stockholder will own 7,980,050 warrants. Such warrants are subject to a 4.99% beneficial ownership limitation. The number and percentage of shares in the table do not give effect to such limitation.

(7)	Based on 24,589,921 shares of common stock outstanding as of May 23, 2023, and assumes that following the offering all of the 15,407,143 Private Placement Warrants will have been exercised (such that 39,997,064 shares of common stock will be outstanding), and all of the shares offered by the selling stockholder hereunder will have been sold.

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PLAN OF DISTRIBUTION

The selling stockholder of the securities and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the Nasdaq Capital Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	settlement of short sales;
•	in transactions through broker-dealers that agree with the selling stockholder to sell a specified number of such securities at a stipulated price per security;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	a combination of any such methods of sale; or
•	any other method permitted pursuant to applicable law.

The selling stockholder may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholder may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholder and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We are required to pay certain fees and expenses incurred by us incident to the registration of the securities. We have agreed to indemnify the selling stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

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We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the selling stockholder without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the selling stockholder or any other person. We will make copies of this prospectus available to the selling stockholder and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Andrew I. Telsey, P.C.

EXPERTS

The consolidated financial statements of Sunshine Biopharma, Inc. at December 31, 2022 and 2021 appearing in our Annual Report on Form10-K for the year ended December 31, 2022, have been audited by of B F Borgers CPA PC, independent registered public accountants, as set forth in its report thereon included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act that registers the shares of our common stock covered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits thereto. For further information with respect to us and our common stock, you should refer to the registration statement and the exhibits filed as a part of the registration statement. Statements contained in or incorporated by reference into this prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement or one of our filings with the SEC that is incorporated by reference into the registration statement, we refer you to the copy of the contract or document that has been filed. Each statement contained in or incorporated by reference into this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit.

We are subject to the informational reporting requirements of the Exchange Act. We file reports, proxy statements and other information with the SEC. Our SEC filings are available over the Internet at the SEC’s website at http://www.sec.gov.

We make available, free of charge, on our website at www.sunshinebiopharma.com, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports and statements as soon as reasonably practicable after they are filed with the SEC. The contents of our website are not part of this prospectus, and the reference to our website does not constitute incorporation by reference into this prospectus of the information contained on or through that site, other than documents we file with the SEC that are specifically incorporated by reference into this prospectus.

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INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in or omitted from this prospectus or any accompanying prospectus supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference the documents listed below and any future documents that we file with the SEC (excluding any portion of such documents that are furnished and not filed with the SEC) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus forms a part prior to the effectiveness of the registration statement and (ii) after the date of this prospectus until the offering of the securities is terminated:

•	our Annual Report on Form 10-K for our fiscal year ended December 31, 2022, filed with the SEC on April 4, 2023;
•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023, filed with the SEC on May 10, 2023;
•	our Current Reports on Form 8-K filed with the SEC on February 10, 2023, February 13, 2023, February 28, 2023, March 24, 2023, April 19, 2023, and May 16, 2023;
•	our preliminary proxy statement on Schedule 14A filed with the SEC on May 2, 2023; and
•	the description of our common stock contained in our Registration Statement on Form 8-A, registering our common stock under Section 12(b) under the Exchange Act, filed with the SEC on February 10, 2022.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address: Sunshine Biopharma, Inc., 6500 Trans-Canada Highway, 4th Floor, Pointe-Claire, Quebec, Canada H9R 0A5; telephone number (514) 426-6161.

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